UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
UBIQUITI INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958
October 26, 2022
Dear Stockholders:

We are pleased to invite you to attend our 2022 Annual Meeting of Stockholders to be held virtually on December 8, 2022 at 10:00 a.m. Eastern Time (the “Annual Meeting”).
The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2022, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.
The matters to be considered at the meeting are described in detail in the attached proxy statement. You will have an opportunity to submit questions or comments on matters of interest to stockholders generally. Included with the proxy statement is a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2022.
Please use this opportunity to take part in the affairs of Ubiquiti Inc. by voting on the business to come before this meeting. Regardless of whether you plan to attend the meeting, we urge you to vote your proxy as soon as possible. You may vote your shares online, by telephone or by completing, signing and promptly returning a proxy card or you may vote online during the Annual Meeting. Voting online, by telephone or by returning your proxy card does not deprive you of your right to attend the Annual Meeting. If you do attend the Annual Meeting and wish to vote your shares online, you may revoke your proxy at or prior to the Annual Meeting.
Thank you for your ongoing support of Ubiquiti Inc. We look forward to your attendance at the virtual Annual Meeting.

Ubiquiti Inc.

Robert J. Pera
Chief Executive Officer and Chairman of the Board
New York, New York
This notice of Annual Meeting, proxy statement and form of proxy are being distributed and made available to stockholders on or about October 26, 2022.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, December 8, 2022

The Annual Meeting of Stockholders of Ubiquiti Inc. will be held virtually at 10:00 a.m., Eastern Time, on December 8, 2022 for the following purposes (as more fully described in the proxy statement accompanying this notice):
1.The election of the one Class II director named in this proxy statement to serve until the third annual meeting of stockholders following his election or until his successor is duly elected and qualified;
2.To ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for the fiscal year ending June 30, 2023;
3.To conduct a non-binding advisory vote to approve named executive officer compensation; and
4.To transact such other business as may properly come before the meeting or any adjournment thereof.
The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2022, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.
Stockholders of record at the close of business on October 19, 2022 are entitled to vote online during the Annual Meeting and are cordially invited to attend the virtual meeting. A list of these stockholders will be open for examination by any stockholder electronically during the Annual Meeting at www.virtualshareholdermeeting.com/UI2022 when you enter your 16-Digit Control Number. To ensure your representation at the virtual meeting, you are urged to mark, sign and date and return the enclosed proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose or vote on the internet or by telephone as described herein.

The Board of Directors

New York, New York
October 26, 2022

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE VOTE BY USING THE INTERNET OR TELEPHONE AS DESCRIBED HEREIN OR BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD OR COMPLETE, SIGN AND DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

TABLE OF CONTENTS
Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	7
Q: Why am I receiving these materials?	7
Q: What items of business will be voted on at the Annual Meeting?	7
Q: How does our Board recommend that I vote?	7
Q: What information is contained in these proxy materials?	7
Q: What shares can I vote?	7
Q: How many votes am I entitled to per share?	8
Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?	8
Q: How can I vote my shares?	8
Q: How can I vote my shares at the virtual Annual Meeting?	8
Q: Can I change my vote or revoke my proxy?	8
Q: How can I attend the virtual Annual Meeting?	9
Q: How many shares must be present or represented to conduct business at the Annual Meeting?	9
Q: How are votes counted?	9
Q: What is the voting requirement to approve each of the proposals?	9
Q: Is cumulative voting permitted for the election of directors?	9
Q: What happens if additional matters are presented at the Annual Meeting?	9
Q: Who will serve as inspector of elections?	10
Q: Who will bear the cost of soliciting votes for the Annual Meeting?	10
Q: Where can I find the voting results of the Annual Meeting?	10
Q: How can I contact Ubiquiti’s transfer agent?	10
Q: How do I obtain a separate set of proxy materials or request a single set for my household?	10
Q: What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?	11
CORPORATE GOVERNANCE	13
Code of Business Conduct and Ethics	13
Director Independence	13
Corporate Governance Guidelines	13
Board Composition	13
Board Leadership Structure	14

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958

PROXY STATEMENT

QUESTIONS AND ANSWERS
ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:    Why am I receiving these materials?

A:    Ubiquiti Inc.’s (“Company”, “Ubiquiti”, “we”, “us” or “our”) Board of Directors (our “Board”) has made these materials available to you on the internet and has delivered printed proxy materials to you, in connection with the solicitation of proxies for use at the virtual annual meeting of stockholders, which will take place on December 8, 2022 at 10:00 a.m. Eastern Time (the “Annual Meeting”). As a stockholder, you are invited to attend the virtual Annual Meeting and are requested to vote on the items of business described in this proxy statement. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/UI2022, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this meeting format over an in-person meeting.

Q:    What items of business will be voted on at the Annual Meeting?

A:    The items of business scheduled to be voted on at the Annual Meeting are:

•The election of the one Class II director named in this proxy statement to serve until the third annual meeting of our stockholders following his election or until his successor is duly elected and qualified;
•To ratify the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2023 (“fiscal 2023”); and
•To conduct a non-binding advisory vote to approve named executive officer compensation.
We will also consider any other business that properly comes before the Annual Meeting or any adjournment thereof.

Q:    How does our Board recommend that I vote?

A:    Our Board recommends that you vote your shares:

•“FOR” the election of our Class II director nominee, Mr. Ronald A. Sege (Proposal No. 1).
•“FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2023 (Proposal No. 2).
•“FOR” the approval on an advisory and non-binding basis of named executive officer compensation (Proposal No. 3).

Q: What information is contained in these proxy materials?

A:    You are receiving a proxy card, a copy of our 2022 Annual Report and this proxy statement (collectively, the “proxy materials”). The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and named executive officers, corporate governance and information on our Board and certain other required information.

Q: What shares can I vote?

A:    Each share of our common stock issued and outstanding as of the close of business on October 19, 2022 (the “Record Date”) is entitled to be voted on all items being voted on at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On the Record Date, there were 60,428,811 shares of our common stock issued and outstanding.

Q:    How many votes am I entitled to per share?

A:    For all matters described in this proxy statement for which your vote is being solicited, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the Record Date.

Q:    What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:    Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and we sent the proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online during the Annual Meeting. You may also vote on the internet or by telephone, as described in the proxy materials and below under the heading “How can I vote my shares without attending the virtual Annual Meeting?”

Beneficial Owner

If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, you are considered the beneficial owner of shares held in street name, and the proxy materials were or will be forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote your shares and you will receive an instruction card and information about how to give voting instructions to them. You are also invited to attend the virtual Annual Meeting.

Q:    How can I vote my shares?

A:    If you are a stockholder of record, you may:

•vote via the virtual meeting website—any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/UI2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. (Eastern Time). Please have your 16-Digit Control Number to join the Annual Meeting;
•vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or
•vote by mail—complete, sign and date the proxy card enclosed herewith and return it by 5:00 pm Eastern Time, the day before the Annual Meeting, in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on December 7, 2022. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote online during the virtual Annual Meeting should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares.

Q:    How can I vote my shares at the virtual Annual Meeting?

A:    If you virtually attend the Annual Meeting, you can vote online during the Annual Meeting, even if you have previously returned a proxy or otherwise voted. You will need your 16-digit Control Number that is included in your proxy card or the instructions that accompanied your proxy materials in order to be able to enter the Annual Meeting and to vote during the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

Q:    Can I change my vote or revoke my proxy?

A:    You may change your vote at any time prior to the taking of the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote or revoke your proxy by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2)

providing a written notice of revocation to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 prior to your shares being voted, or (3) attending and voting online during the virtual Annual Meeting using your 16-Digit Control Number that is shown on your proxy card. Attendance at the virtual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or other nominee following the instructions they provided or as otherwise provided in the instructions provided by them.

Q:    How can I attend the virtual Annual Meeting?

A:    Any stockholder can attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/UI2022, where stockholders may vote and submit questions during the meeting. To join the Annual Meeting, please have your 16-Digit Control Number found on your proxy card or the instructions that accompanied your proxy materials. The virtual meeting will begin promptly at 10:00 a.m. Eastern Time on December 8, 2022.

Q:    How many shares must be present or represented to conduct business at the Annual Meeting?

A:    The holders of a majority of our issued and outstanding shares of common stock and entitled to vote must be present in person or represented by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you are present and vote in person at the meeting or have properly submitted a proxy card. Both abstentions and shares represented by broker non-votes (described below) that are present and entitled to vote at the Annual Meeting are counted for the purpose of determining the presence of a quorum.

Q:    How are votes counted?

A:    In the election of the Class II director (Proposal 1), you may vote “FOR” the nominee or you may “WITHHOLD” authority to vote for the nominee. A "WITHHOLD" vote will have the same effect as an abstention. Abstentions and broker non-votes (described below) will have no effect on the election of the nominee.

For the ratification of the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2023 (Proposal 2) and the non-binding advisory vote on named executive officer compensation (Proposal 3) you may vote “FOR”, “AGAINST”, or “ABSTAIN”. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you elect to “ABSTAIN”, the abstention will have the same effect as a vote “AGAINST”. Broker non-votes will have no effect on the non-binding advisory vote on named executive officer compensation (Proposal 3).

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on non-routine matters when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Under current NYSE rules, the election of director (Proposal 1) and the non-binding advisory vote on named executive officer compensation (Proposal 3) are considered as non-routine matters. The ratification of the appointment of KPMG as our independent registered public accountants for the fiscal year ending June 30, 2023 (Proposal 2) is the only routine matter to be presented at the meeting for which brokers will be permitted to exercise discretion to vote uninstructed shares.

Q:    What is the voting requirement to approve each of the proposals?

A:    A plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the election of directors. The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal is required to approve the ratification of appointment of KPMG as our independent registered public accountants for the fiscal year ended June 30, 2023 (Proposal 2) and the non-binding advisory vote on named executive officer compensation (Proposal 3).

Q:    Is cumulative voting permitted for the election of directors?

A:    No. You may not cumulate your votes for the election of directors.

Q:    What happens if additional matters are presented at the Annual Meeting?

A:    Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the person named as proxy holder, Hartley Nisenbaum or Kevin Radigan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting or any adjournment thereof. If for any reason the Class II director nominee named in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board.

Q:    Who will serve as inspector of elections?

A:    The inspector of elections will be representatives of Broadridge Financial Solutions, Inc. Our transfer agent, Computershare Trust Company, N.A., will assist the inspector of elections with tabulating the votes.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    This solicitation of proxies is made on behalf of the Company. We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.

Q:    Where can I find the voting results of the Annual Meeting?

A:    We will announce preliminary voting results at the Annual Meeting and publish them on our website at https://ir.ui.com/financial/sec-filings. We will also disclose voting results on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting, which will also be available on our website. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Q:    How can I contact Ubiquiti’s transfer agent?

A:    You can contact our transfer agent by either writing Computershare Trust Company, N.A. c/o: Shareholder Services, by regular mail at 150 Royall St., Suite 101, Canton, MA 02021 or by telephoning at (877) 373-6374 or (781) 575-3120.

Q:    How do I obtain a separate set of proxy materials or request a single set for my household?

A:    Some brokers adopt a procedure called “householding”, which means such brokers may deliver a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Under this procedure, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the notice and our annual report and proxy statement unless one or more of these stockholders notify us or their broker, as applicable, that they wish to continue receiving individual copies. This procedure reduces printing costs and postage fees. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card.

If any beneficial owners no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. If any stockholders of record in your household wish to receive a separate annual report and a separate proxy statement in the future, they may contact Ubiquiti Inc.

Ubiquiti Inc.
685 Third Avenue, 27th Floor
New York, NY 10017
(646) 780-7958

Attn: Investor Relations
Email: ir@ui.com

Other stockholders of record who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by contacting Investor Relations.

Q:    What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:    Stockholder Proposals for Inclusion in our Proxy Statement: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than June 28, 2023; provided, however, that in the event that we hold our 2023 Annual Meeting of Stockholders more than 30 days before or after the one-year anniversary date of the 2022 Annual Meeting, we will disclose the new deadline by which stockholder proposals must be received under Item 5 of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably calculated to inform stockholders. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Ubiquiti Inc.
685 Third Avenue 27th Floor
New York, NY 10017
Attn: Corporate Secretary

    Advanced Notice Procedures: Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is brought: (1) pursuant to the Company’s proxy materials with respect to such meeting, (2) by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•no earlier than August 12, 2023, and
•not later than the close of business on September 11, 2023.

    In the event that we hold our 2023 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2022 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•the 90th day before such annual meeting, or
•the 10th day following the day on which public announcement of the date of such meeting is first made.

    If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we are not required to present the proposal for a vote at such meeting.

Universal Proxy Rules: In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 9, 2023.

Nomination of Director Candidates: You may propose director candidates for consideration by our Board. Any such recommendations should include the nominee’s name and qualifications for membership on our Board, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Director Nominations” below.

To nominate a director, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Advanced Notice Procedures” for stockholder proposals that are not intended to be included in our proxy statement.

Copy of Bylaw Provisions: A copy of our Bylaws may be obtained by accessing our filings on the SEC’s website at https://www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Important Notice Regarding the Availability of Proxy Materials
for the 2022 Annual Meeting of Stockholders to be Held on December 8, 2022.

These proxy materials (including our Annual Report) are available at https://materials.proxyvote.com/90353W.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics for all employees, officers and directors. The full text of our Code of Business Conduct and Ethics is posted on the investor relations portion of our website https://ir.ui.com/company/corporate-governance. We intend to disclose any waivers of such code for directors or executive officers at the same location on our website identified above.

Our Board also adopted a Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers. The full text of our Code of Ethics for Principal Executive and Senior Financial Officers and Section 16 Officers is posted on the investor relations portion of our website https://ir.ui.com/company/corporate-governance. We will, if required, disclose future amendments to our Code of Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, or certain waivers of such provisions granted to such persons, at the same location on our website identified above.

The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Director Independence

In October 2022, our Board undertook a review of the independence of our directors and considered whether any director has a material relationship with us that could compromise the director’s ability to exercise independent judgment in carrying out the director’s responsibilities, among the other criteria for “independent directors” as defined under the rules of the New York Stock Exchange (“NYSE”). In evaluating the directors’ independence, the Board considered the nature of any executive officer’s personal investment interest in the director affiliated entities (active or passive), the level of involvement by the director or executive officer as a partner in the director affiliated entities, any special arrangements between the parties which would lead to a personal benefit, any personal benefits derived as a result of business relationships with the Company, any other personal benefit derived by any director or executive officer as a result of the disclosed relationships or any other relevant factors. As a result of this review, our Board determined that each of Messrs. Brandon Arrindell, Ronald A. Sege and Rafael Torres, who are currently serving on our Board, are “independent directors” as defined under the rules of the NYSE and constitute a majority of directors of our Board as required by the rules of the NYSE. In addition, the Board previously determined that Michael Hurlston, who resigned from the Board in August 2021, was an “independent director” as defined in the applicable rules and regulation of the NYSE.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. The full text of our Corporate Governance Guidelines is posted on the investor relations portion of our website https://ir.ui.com/company/corporate-governance. These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director orientation and continuing education, Board access to management and advisers, director compensation, Board self-evaluation, Board meetings and administration and succession planning. The nominating and corporate governance committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board of Directors any changes to the guidelines.

Board Composition

Our Board is currently composed of four members. Our Bylaws permit our Board to establish by resolution the authorized number of directors and four directors are currently authorized.

Our directors are divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office for each Class is three years. At each annual meeting of stockholders, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Currently, the terms of the directors expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during 2022 for the Class II director, 2023 for the Class III director, and 2024 for the Class I directors.

The following table sets forth the classes, names, ages and positions of our directors as of October 26, 2022:

Class I Directors	Age	Position
Brandon Arrindell (1)	36	Director
Rafael Torres (1)	54	Director

Class II Director	Age	Position
Ronald A. Sege (1)	65	Director

Class III Director	Age	Position
Robert J. Pera	44	Chief Executive Officer and Chairman of the Board

(1)	Member of the audit committee, the compensation committee and the nominating and corporate governance committee.

Board Leadership Structure

Robert J. Pera is the Chairman of our Board and our largest stockholder. Mr. Pera has also served as our Chief Executive Officer since our company was founded. The Board believes that Mr. Pera brings a strategic perspective to the position of Chairman, and that it remains in the best interests of stockholders for him to continue to serve in that role.

Ronald A. Sege is the lead independent director of the Board. In light of the size of our Board and the oversight provided by, and involvement of, our independent directors and Board committees in the leadership of our company, our Board considers that our current leadership structure is the appropriate leadership structure for us at this time, as it combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Our Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and corporate governance committee selects candidates for director based on their independence, character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In seeking qualified candidates, diversity of background, including diversity of gender, race, or ethnic or national origin is also a relevant factor in the selection process in order to promote a well-balanced board with varying perspectives. The nominating and corporate governance committee believes that nominees for director should have experience that may be useful to us and our Board, such as experience in operational management, accounting and finance, legal and compliance, or industry and technology knowledge, as well as high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee believes it appropriate for at least one, and preferably multiple, members of our Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of our Board to meet the definition of “independent director” under the rules of the NYSE. The nominating and corporate governance committee also believes it appropriate for certain key members of management to participate as members of our Board.

Our Board is actively involved in oversight of risks that could affect us as further described in “Board’s Role in Risk Oversight” below. This oversight is conducted primarily through the committees of our Board, as disclosed in the descriptions of each of the committees described in “Committees of the Board of Directors” below and in the charters of each of the committees, but our Board has retained responsibility for general oversight of risks. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company.

Board and Committee Meetings

In fiscal 2022, our Board held four meetings. In fiscal 2022, all directors attended all of the meetings of the Board and committees on which such director served.

We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, but we encourage our directors to attend the Annual Meeting.

Committees of the Board of Directors

Our Board has appointed a nominating and corporate governance committee, an audit committee and a compensation committee, each of which is composed of Messrs. Arrindell, Sege and Torres. Our Board has determined that each member of the audit committee, the compensation committee and the nominating and corporate governance committee meets the requirements for independence under the current requirements of the NYSE, including with respect to board committee service, is a non-employee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is “independent” for purposes of Section 10A(m)(3) of the Exchange Act. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter, which charters are available at https://ir.ui.com/company/corporate-goverance.

Our independent directors regularly schedule executive sessions of our Board and its committees in which management does not participate. In fiscal 2022, our independent directors met during every Board meeting in a separate executive session without any member of our management present.

Nominating and Corporate Governance committee. Our nominating and corporate governance committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee’s policy regarding the consideration of director candidates recommended by stockholders is set forth below under “Director Nominations.” The nominating and corporate governance committee also:

•evaluates and makes recommendations regarding the organization and governance of our Board and its committees;
•assesses the performance of members of our Board and makes recommendations regarding committee and chair assignments;
•recommends desired qualifications for membership to our Board and conducts searches for potential members of our Board;
•oversee and approve the management continuity planning process; and
•reviews and makes recommendations with regard to our corporate governance guidelines.
The members of our nominating and corporate governance committee are Messrs. Arrindell, Sege and Torres. Mr. Sege is the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee met four times during fiscal 2022.

Audit Committee. The audit committee oversees our corporate accounting and financial reporting processes. The audit committee generally oversees:
•our accounting and financial reporting processes as well as the quality and integrity of our financial statements;
•the Company’s compliance with legal and regulatory requirements;
•the qualifications and independence of our independent registered public accounting firm;
•the performance of our independent registered public accounting firm;
•the performance of the Company’s internal audit function; and
•our compliance with systems of disclosure controls and procedures, internal controls over financial reporting and compliance of our employees, directors and consultants with ethical standards adopted by us.
The audit committee also has certain responsibilities, including without limitation, the following:
•selects and hires the independent registered public accounting firm;
•supervises and evaluates the independent registered public accounting firm;
•evaluates the independence of the independent registered public accounting firm;
•approves audit and non-audit services and fees;
•reviews financial statements and discusses with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;
•reviews reports and communications from the independent registered public accounting firm;
•reviews and oversees all related party transactions.
The members of our audit committee are Messrs. Arrindell, Sege and Torres. Mr. Torres is the chairman of the audit committee. Our Board has determined that each of the members of the audit committee is “financially literate” within the meaning of the listing standards of the NYSE. Our Board has also determined that Mr. Torres is a financial expert as contemplated by the rules of the SEC implementing Section 407 of the Sarbanes-Oxley Act of 2002. The audit committee met fifteen times in fiscal 2022.

The Report of the Audit Committee is included in this proxy statement, see “Report of the Audit Committee” below.

Compensation Committee. The compensation committee has the responsibilities described in the “Executive Compensation-Compensation Discussion and Analysis” below, including:

•overseeing our corporate compensation policies, plans and benefits programs;
•assisting the Board in overseeing the compensation of the Company’s CEO and other executive officers; and
•administering the Company’s equity compensation plans for its employees, consultants and non-employee directors.
The members of our compensation committee are Messrs. Arrindell, Sege and Torres. Mr. Arrindell is the chairman of the compensation committee. The compensation committee met four times during fiscal 2022. See “Executive Compensation - Compensation Discussion and Analysis” and “Proposal One Election of Directors - Directors’ Compensation” below for a description of our processes and procedures for the consideration and determination of executive and director compensation.

The Compensation Committee Report is included in this proxy statement, see “Compensation Committee Report” below.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during fiscal 2022 were Messrs. Arrindell, Sege, Torres and Hurlston. None of the former or current members of the compensation committee has at any time been one of our officers or employees. None of our executive officers serves, or in fiscal 2022, served as a member of a Board or compensation committee (or other committee serving an equivalent function) of any entity that has one or more executive officers who serve on our Board or compensation committee.

Board’s Role in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full board of directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of our Board in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by our Board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full board of directors on a quarterly basis, and as is otherwise needed. Our audit committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our compensation committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

In connection with its oversight of compensation-related risks, our compensation committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. In its review, the compensation committee evaluated whether our policies and programs encourage unnecessary or excessive risk-taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. As a result of this review, the compensation committee determined any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on us.

Additional review or reporting on enterprise risks is conducted as needed or as requested by our Board or a committee thereof.

Policy Prohibiting Hedging Transactions

Our Insider Trading Policy prohibits directors, officers and employees from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to the Company securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, stock appreciation rights and other securities issued pursuant to Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

Director Nominations

The nominating and corporate governance committee nominates directors for election at each annual meeting of stockholders and nominates new directors for election by our Board to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and nominate qualified candidates for election to our Board.

The company’s Corporate Governance Guidelines contain director selection criteria that apply to director nominees. The nominating and corporate governance committee ensures that each director nominee satisfies at a minimum the criteria set forth in the Corporate Governance Guidelines, which include strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board. Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director. The nominating and corporate governance committee also assesses the needs of our Board with respect to the particular talents and experience of its directors, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board to carry out its functions. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to ours, leadership experience and relevant geographical experience. The effectiveness of our Board’s diverse mix of skills and experiences is considered as part of each self-assessment of the Board.

Following the screening and evaluation process described above, Mr. Arrindell was appointed to the Board in August 2021. The nominating and corporate governance committee may utilize a variety of methods for identifying nominees for director. Candidates may come to the attention of the nominating and corporate governance committee through current board members, management, professional search firms, stockholders or other persons. In the case of Mr. Arrindell, he was brought to the attention of the nominating and corporate governance committee by a member of the Company’s management.

In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to re-nominate the director, or a vacancy is created on our Board as a result of a resignation, an increase in the size of our Board or other event, the committee will consider various candidates for board membership, including those suggested by the committee members, by other board members, by any executive search firm engaged by the committee and by stockholders. A stockholder who wishes to suggest a prospective nominee for our Board should notify our Corporate Secretary or any member of the committee in writing with any supporting material the stockholder considers appropriate.

In addition, stockholders may also nominate directors for election at the Company’s annual stockholders meeting by following the provisions set forth in the Company’s bylaws, whose qualifications the nominating and corporate governance committee will consider on a substantially similar basis as it considers other nominees. To nominate a candidate for director, a stockholder must give timely notice in writing to our Corporate Secretary and otherwise comply with the provisions of our Bylaws. To be timely for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•no earlier than August 12, 2023, and
•not later than the close of business on September 11, 2023.

In the event that we hold our 2023 Annual Meeting of Stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2022 Annual Meeting, then the stockholders notice to nominate a candidate for director that is not intended to be included in our proxy statement must be received no earlier than the 120th day prior to such annual meeting, and not later than the close of business on the later of the following two dates:

•the 90th day before such annual meeting, or
•the 10th day following the day on which public announcement of the date of such meeting is first made.
Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 9, 2023

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Corporate Secretary, Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017. You can obtain a copy of our Bylaws by writing to the Corporate Secretary at this address or by accessing our filings on the SEC’s website at https://www.sec.gov.

Communications with our Board

Stockholders and other interested parties who wish to communicate with our Board, including the lead independent director, committee chairs and the non-management members of our Board, may send their communication in writing to: Corporate Secretary, Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017. Please include your name and address in the written communication, address the appropriate director or directors or committee of our Board, and indicate whether you are a stockholder of Ubiquiti. The Corporate Secretary will review any communication received from a stockholder or other interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our Board based on the subject matter.

PROPOSAL ONE
ELECTION OF DIRECTORS

General

Our Class II director's term expires at the Annual Meeting.
Information Regarding Nominee

Our Board nominated Ronald A. Sege as a nominee for election at the Annual Meeting as a Class II director of our Board until the third annual meeting of our stockholders following his election, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Biographical information about each of the directors is contained in the following section. A discussion of the qualifications, attributes and skills of the directors and the nominee that led our Board to the conclusion that they should serve or continue to serve as directors is also included in each of the directors’ and the nominee’s biographies.

Mr. Sege has agreed to serve if elected, and we have no reason to believe that he will be unavailable to serve. In the event either that he is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by our present Board to fill the vacancy.

Except as set forth below, unless otherwise instructed, the persons appointed in the accompanying form of proxy will vote the proxies received by them for the nominee named below, who is presently a member of our Board. In the event that the nominee becomes unavailable or unwilling to serve as a member of our Board, the proxy holders will vote in their discretion for a substitute nominee.

The following table sets forth the name, age and position of our director nominee as of October 26, 2022:

Class I Director	Age	Position
Ronald A. Sege	65	Director

Ronald A. Sege. Mr. Sege has served as our director since October 2012. Mr. Sege has served as the Operating Partner of Benhamou Global Ventures, a venture capital firm, since late 2018. Mr. Sege has also served as the Chief Operating Officer of Enterprise 4.0 Technology Acquisition Corp., a special purpose acquisition company, since mid-2021. From August 2010 to October 2018, Mr. Sege served as President, Chief Executive Officer and Chairman of Echelon Corporation, an energy control networking solutions provider. From 2008 to 2010, Mr. Sege was President, Chief Operating Officer and a member of the board of directors of 3COM Corporation. Mr. Sege was President and Chief Executive Officer of Tropos Networks, a provider of wireless broadband networks, from 2004 to 2008 and was the President and Chief Executive Officer of Ellacoya Networks, a provider of broadband service optimization solutions based on deep packet inspection technology, from 2001 to 2004. Earlier in Mr. Sege’s career from 1998 to 2001, he was Executive Vice President at Lycos, an internet search engine. Prior to 1998, Mr. Sege spent 10 years at 3COM holding various executive vice president and vice president positions. Mr. Sege received his B.A. in Economics from Pomona College and earned an M.B.A. from the Harvard Business School. We believe that Mr. Sege possesses specific attributes that qualify him to serve as a member of our Board, including his industry and board leadership experience.

Required Vote

A plurality of the voting power of the shares present in person or represented by proxy and entitled to vote is required for the nominee to be elected as a Class II director. Unless marked to the contrary, proxies received will be voted “FOR” the nominee.

Recommendation

Our Board recommends a vote “FOR” the election to our Board of the foregoing nominee.

Information Regarding Continuing Directors

The following table sets forth the names, ages and positions of our continuing directors as of October 26, 2022:

Class I Directors	Age	Position
Brandon Arrindell	36	Director
Rafael Torres	54	Director

Class III Director	Age	Position
Robert J. Pera	44	Chief Executive Officer and Chairman of the Board

Brandon Arrindell. Mr. Arrindell has served as one of our directors since August 2021. Since 2010, Mr. Arrindell has held various positions at Southeastern Asset Management, an investment management firm, including his current role as Senior Analyst and Principal. Mr. Arrindell has also served as the Chief Executive Officer, Portfolio Manager of Greenwood Pine Partners, an investment management firm, since August 2021. Prior to joining Southeastern Asset Management, Mr. Arrindell was an Investment Banking Analyst in Morgan Stanley’s Mergers and Acquisitions Group. He also serves as an advisor on the Investment Committee of Golden Palm Investments, an Africa-based investment holding company. Mr. Arrindell is a C.F.A. charter holder and received his B.A. degree in Economics from Harvard University. We believe that Mr. Arrindell possesses specific attributes that qualify him to serve as a member of our board, including his management and finance experience.

Rafael Torres. Mr. Torres has served as one of our directors since October 2013. Mr. Torres currently serves as the Chief Financial Officer of Redis, a database software company. From 2015 to July 2018, Mr. Torres served as the Chief Financial Officer of Instart Logic. Instart Logic is a cloud services company primarily focused on website and application speed and performance. From 2013 to 2015, Mr. Torres served as the Chief Financial Officer of OCZ Storage Solutions, a global provider of high-performance solid state storage solutions and computer components. From 2008 to 2013, Mr. Torres served as Chief Financial Officer and Vice President of Finance for Capella Photonics, a privately-held firm selling optical switching subsystems. From 2006 to 2008, Mr. Torres was the Chief Financial Officer and Vice President of Finance for Power Integrations, a provider of high-voltage analog integrated circuits for power conversion. From 2000 to 2006, Mr. Torres was Chief Financial Officer and Vice President of Finance for PLX Technology, a provider of semiconductor-based connectivity solutions. Mr. Torres holds a B.S. degree in Accounting from Santa Clara University and is a Certified Public Accountant (Inactive). We believe that Mr. Torres possesses specific attributes that qualify him to serve as a member of our Board, including his industry, operations, management, and finance experience.

Robert J. Pera. Mr. Pera founded our Company in October 2003 and our Company began current operations in 2005. Mr. Pera has served as our Chief Executive Officer and a member of our Board since our inception, and as our Chairman of the Board since December 2012. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego. We believe that Mr. Pera possesses specific attributes that qualify him to serve as Chairman of our Board, including the perspective and experience he brings as our Chief Executive Officer, one of our founders and our largest stockholder, which brings historical knowledge, technological and operational expertise, and continuity to our Board.

Directors’ Compensation

The compensation committee is responsible for periodically reviewing non-employee director compensation and benefits and recommends changes, if appropriate, to the Board based upon competitive market practices. For fiscal 2022, our compensation package for non-employee directors consisted of an annual retainer of $200,000. Directors do not receive additional compensation for their service on any board committees.

We do not have a formal policy of reimbursing directors, but we reimburse them for travel, lodging and other reasonable expenses incurred in connection with their attendance at board of directors or committee meetings.

The following table summarizes the information concerning compensation paid or accrued for services rendered to us by members of our Board for fiscal 2022. The table excludes Mr. Pera, who is a named executive officer and therefore did not receive any compensation from us in his role as director in fiscal 2022.

Name	Fees Earned or Paid in Cash (2)	Stock Awards	Total Compensation
Brandon Arrindell (1)	$181,868	$—	$181,868
Ronald A. Sege (3)	200,000	—	200,000
Rafael Torres	200,000	—	200,000
Michael E. Hurlston (4)	18,132	—	18,132
(1) Mr. Arrindell joined the Board effective August 3, 2021.
(2) This column includes fees earned in fiscal 2022 as well as certain director fees earned in fiscal 2022 but paid in July 2022.
(3) As of June 30, 2022, Mr. Sege held 2,112 fully vested unexercised stock options.
(4) Mr. Hurlston resigned from the Board effective August 3, 2021.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee of our Board has appointed KPMG as the independent registered public accounting firm to audit our consolidated financial statements for fiscal 2023. Since the fiscal year ended June 30, 2017, KPMG has served as our independent registered public accounting firm. Even if this appointment is ratified, the audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of us and our stockholders. If the appointment is not ratified by our stockholders, the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of KPMG are expected to attend the virtual Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2023 requires the affirmative “FOR” vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of KPMG.

Recommendation

Our Board recommends a vote FOR the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2023.

Audit and Non-Audit Fees

The following table presents aggregate fees for professional audit services rendered for us by KPMG for fiscal 2022 and fiscal 2021, respectively, as well as fees billed for other services rendered by KPMG, as applicable:

	Fiscal 2022	Fiscal 2021
Audit Fees (1)	$1,819,000	$1,745,000
Tax Fees (2)	—	18,000
Total (3)	$1,819,000	$1,763,000

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings and services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Tax fees relate to professional services rendered in connection with international tax consulting and planning services.
(3)	In fiscal years 2022 and 2021, there were no services rendered that would be required to be disclosed under “Audit-related fees” and “all other fees” in the table above. Audit-related fees would comprise fees for professional services that are reasonably related to the performance of the worldwide audit or review of the company’s financial statements and are not included in the fees reported in the table above under “Audit Fees”.

Audit Committee Pre-Approval Policies

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee pre-approves services provided by the independent registered public accounting firm pursuant to its audit committee charter. In fiscal years 2022 and 2021, all fees identified above under the captions “Audit Fees,” “Tax Fees” and “Audit-Related Fees” that were billed by KPMG, as applicable, were pre-approved by the audit committee in accordance with SEC requirements.

PROPOSAL THREE
NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us, the compensation committee or our Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Following is a summary of some of the key points of our 2022 executive compensation program. See the “Executive Compensation” section below for more information.

The compensation committee oversees the development and administration of our executive compensation program. In order to create long-term value for our stockholders, the executive compensation program is intended to reflect the following principles:

•Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we, as a lesser known company, can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high-performance, efficient organization that rewards individual contributors for their ownership of various aspects of our business. We compensate our executive officers using the same philosophy.
•Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.
•Equity awards align the interests of our executive officers with those of our stockholders. We believe that in certain circumstances, an executive officer’s total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long term interest in our overall performance and thereby align the interests of the executive officer with those of our stockholders. We may, in certain circumstances, provide refresher grants to our executive officers. To recognize the changes in our capital structure and management, we anticipate that the compensation committee will assess vested and unvested equity holdings regularly.
We believe that the information we have provided above and within the Executive Compensation section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management's interests are aligned with our stockholders’ interests to support long-term value creation.

Required Vote

The advisory vote “FOR” approval of our executive compensation requires a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. As this is an advisory vote, the result will not be binding on the Company, our Board or the compensation committee, although our compensation committee will consider the outcome of the vote when evaluating our compensation principles, design and practices.

Recommendation

Our Board recommends a vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Ubiquiti stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Ubiquiti’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Ubiquiti under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee assists our Board in fulfilling its responsibility to oversee management’s implementation of our financial reporting process. It is not the duty of the audit committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In discharging its oversight role, the audit committee reviewed and discussed with our management and independent registered public accounting firm the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, as well as management’s assessment of internal control over financial reporting.

The audit committee has also discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The independent registered public accounting firm has provided to the audit committee the written disclosures and the PCAOB-required letter regarding its communications with the audit committee concerning independence.

In addition, the audit committee discussed with the independent registered public accounting firm its independence from us and our management and considered whether the provision of non-audit services was compatible with maintaining the registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for filing with the SEC.

Respectfully submitted by the members of the audit committee of our Board:
Brandon Arrindell
Ronald A. Sege
Rafael Torres (Chairman)

EXECUTIVE OFFICERS

The following table sets forth the names, ages, as of October 26, 2022, and positions of our executive officers:

Name	Age	Position
Robert J. Pera	44	Chief Executive Officer
Kevin Radigan	64	Chief Accounting and Finance Officer

Robert J. Pera. Mr. Pera founded our company in October 2003 and our company began current operations in 2005. Mr. Pera has served as our Chief Executive Officer since our inception. From January 2003 to February 2005, Mr. Pera was a wireless engineer with Apple, Inc., a consumer technology products company. Mr. Pera holds a B.A. in Japanese Language, a B.S. in Electrical Engineering and an M.S. degree in Electrical Engineering (emphasis in Digital Communications / RF Circuit Design) from the University of California, San Diego.

Kevin Radigan. Mr. Radigan has served as our Chief Accounting Officer since May 2016. Subsequently, Mr. Radigan’s title changed to Chief Accounting and Finance Officer in fiscal 2019. From January 2012 to March 2016, Mr. Radigan served as Chief Financial Officer at American Medical Alert Corp. (dba Tunstall Americas), a supplier of connected healthcare products and services, where he was responsible for the finance and accounting department. Previously, Mr. Radigan served in various finance and accounting positions in the pharmaceutical and electronics industries. Mr. Radigan has a Bachelor of Science in Accountancy degree from Long Island University.
EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal 2022 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

The compensation committee of our Board is responsible for establishing, implementing and monitoring our executive compensation program. Our Board or the compensation committee, as the case may be, seeks to ensure that the total compensation paid to our executive officers is fair and reasonable. Currently, we have two executive officers-our Chief Executive Officer and Chief Accounting and Finance Officer, whom we refer to as the named executive officers. Details of our fiscal 2022 compensation can be found in the Summary Compensation Table included in this proxy statement. We provide types of compensation and benefits (e.g., health care, life insurance, 401(k) plan) to our named executive officers similar to those we provide to our senior managers.

This section describes our compensation program for our named executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.

Compensation philosophy and objectives

Historically, our compensation packages focused on the cash component of compensation with competitive salaries and a significant percentage of total cash compensation tied to a discretionary cash bonus given at the end of the year based on our performance. Some of our executive officers received equity awards or purchased founders’ stock upon joining us, and the level of their ownership of our Company may be revisited from time to time to ensure it aligns with our executive compensation philosophy. As our organizational priorities continue to evolve, our compensation committee may re-evaluate each component of our executive compensation program on a quantitative and qualitative basis to determine if the program is achieving our objectives.

Our executive compensation program is designed to attract talented, qualified executives to manage, grow and lead our Company and to motivate them to pursue and achieve our corporate objectives. Our existing compensation program includes short-term and long-term components, at-risk cash and equity elements, and performance payments in proportions that we believe will provide appropriate incentives to reward and retain our executives.

Our philosophy towards executive compensation reflects the following principles:

•Total compensation opportunities should be competitive with market leaders. We believe that our total compensation programs should be competitive with market leaders so that we, as a lesser known company, can attract, retain and motivate talented executive officers who will help us to perform better than our competitors. We expect our executive officers to run a high-performance, efficient organization that rewards individual contributors for their ownership of various aspects of our business. We compensate our executive officers using the same philosophy.
•Total compensation should be related to our performance. We believe that a significant portion of our executive officers’ total compensation should be linked to achieving specified financial and business objectives that we believe will create stockholder value and provide incentives to our officers to work as a team.
•Equity awards align the interests of our executive officers with those of our stockholders. We believe that in certain circumstances, an executive officer’s total compensation should have an equity component because stock-based equity awards help reinforce the executive officer’s long-term interest in our overall performance and thereby align the interests of the executive officer with those of our stockholders. We may, in certain circumstances provide refresher grants to our executive officers. To recognize the changes in our capital structure and management, we anticipate that the compensation committee will assess vested and unvested equity holdings regularly.
Based on these philosophies, we seek to reward our executive officers as and when we achieve our goals and objectives and to generate stockholder returns by providing performance-based compensation.

Our executives’ total compensation may vary from year to year based on our financial results and individual performance.

Weighting of compensation components. We do not use predefined ratios in determining the allocation of compensation between base salary, bonus and equity components. Rather, we set each executive’s total compensation based on our experience regarding market conditions, geographic considerations, our experience regarding market norms and other factors. Our compensation policies related to executive compensation apply equally to all of our executive officers. Differences in compensation levels among our executives generally reflect differing skill sets, experience, responsibilities and relative contributions.

Role of the compensation committee and executive officers in setting executive compensation.

The initial compensation arrangements with our executive officers, including the named executive officers, have been the result of arm’s-length negotiations with each individual executive. Individual compensation arrangements with executives have been influenced by a number of factors, including the following:

•our need to fill a particular position;
•our financial position and growth strategy at the time of hiring;
•the individual’s expertise and experience and prior compensation history; and
•the competitive nature of the position.
Fiscal 2022
Components of executive compensation. In fiscal 2022, our executive compensation program consisted of the following components: base salary; short-term incentive compensation, consisting of cash bonuses and, in some cases, long-term equity-based incentive awards. We believe that each individual component is useful in achieving one or more of the objectives of our program. Together, we believe these components have been effective in achieving our overall objectives to date.

•We use base salary to attract and retain executives; base salary levels reflect differences in job scope and responsibilities.
•We provide cash bonuses to encourage executives to deliver on short-term corporate financial and operating goals and individual objectives; a significant portion of our executives’ cash compensation is linked to the achievement of short-term objectives.
•We in some cases use equity awards to encourage longer term perspective, reward innovation, provide alignment with stockholder interests, and attract and retain key talent.
Chief Executive Officer. Mr. Pera, our Chief Executive Officer, holds a majority of our outstanding common stock. In July 2013, Mr. Pera determined to reduce his base salary to $0.00 per fiscal year. We did not grant Mr. Pera any equity awards in fiscal 2011 through fiscal 2022 as he was a majority stockholder of our company throughout those fiscal years. We pay 100% of the costs associated with Mr. Pera’s general health and welfare benefits, as we do for all of our U.S.-based employees.

Chief Accounting and Finance Officer. Mr. Radigan has served as our Chief Accounting Officer since May 2016. In fiscal 2019, Mr. Radigan’s title changed to Chief Accounting and Finance Officer. Our Chief Executive Officer set Mr. Radigan’s base salary at $350,000, with an annual target bonus equal to $100,000, based on the discretion of our Board. In July 2017, Mr. Radigan’s annual base salary was increased to $367,500 and was subsequently increased to $400,000 in July 2018, then increased to $420,000 in July 2019. On August 6, 2019, we granted Mr. Radigan 1,526 RSUs. These RSUs vest as follows: 382 RSUs vested on July 1, 2020; 382 RSUs vested on July 1, 2021; 381 RSUs vested on July 1, 2022; and the remaining 381 RSUs vest on July 1, 2023. On August 18, 2020, we granted Mr. Radigan 1,169 RSUs. These RSUs vest as follows: 293 RSUs vested on July 1, 2021; 292 RSUs vested on July 1, 2022; 292 RSUs vest on July 1, 2023; and the remaining 292 RSUs vest on July 1, 2024. On August 20, 2021, we granted Mr. Radigan 639 RSUs. These RSUs vest as follows: 160 RSUs vested on July 1, 2022; 160 RSUs vest on July 1, 2023; 160 RSUs vest on July 1, 2024; and the remaining 159 RSUs vest on July 1, 2025. On August 9, 2022, we granted Mr. Radigan 1,628 RSUs. These RSUs vest as follows: 407 RSUs vest on July 1, 2023; 407 RSUs vest on July 1, 2024; 407 RSUs vest on July 1, 2025; and the remaining 407 RSUs vest on July 1, 2026. We also pay 100% of the costs associated with Mr. Radigan’s general health and welfare benefits, as we do for all of our U.S.-based employees.

Benefits. Our executives participate in our standard benefit plans, which are offered to all U.S.-based employees and include our 401(k) plan. We maintain a 401(k) retirement plan which is intended to be a tax qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our U.S. employees are eligible to participate in the 401(k) plan following the start date of their employment, at the beginning of each calendar month. The 401(k) plan provides a salary deferral program pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $20,500 in 2022, and contribute the withheld amount to the 401(k) plan. We may, in our sole discretion, make discretionary profit sharing and/or matching contributions to the 401(k) plan on behalf of our employees who are eligible to participate in the 401(k) plan. It has been our practice to match up to 1% of an employee’s annual salary, provided the employee contributes at least 4% of his or her salary. We offer this benefit to our named executive officers.

Our executives have the opportunity to participate in our health and welfare benefit programs which include a group medical program, a group dental program, a vision program, life insurance, and disability insurance. These benefits are the same as those offered to all of our U.S.-based employees. Through our benefit programs, each of our named executive officers receives group term life insurance in an amount equal to the lessor of twice their annual salary or $500,000.

In fiscal 2020, as a result of an independent security study, the Company’s independent directors approved the purchase of an airplane, which Mr. Pera is now expected to use for all business and personal air travel. During the third quarter of fiscal 2020, the Company received the title to the airplane. In May 2020, the compensation committee and the Board approved a corporate aircraft utilization policy that sets forth the guidelines and procedures for use of the aircraft by Mr. Pera. Pursuant to the corporate aircraft utilization policy, Mr. Pera is required to utilize the corporate airplane (or other private aircraft where the corporate airplane is unavailable) for all business and personal travel due to a bone-fide business-oriented security concern. The policy also permits Mr. Pera’s immediate family members and/or his or their respective guests to travel aboard the corporate aircraft. Pursuant to the policy, Mr. Pera will not be required to reimburse the Company for any personal use of corporate aircraft by him, his immediate family members and/or his or their respective guests. In addition, while the compensation committee has approved reimbursing Mr. Pera for FICA taxes associated with personal use of the corporate aircraft, the Company will not reimburse Mr. Pera for any federal, state or local taxes arising from imputed income relating to any such personal use.

Although we consider Mr. Pera’s use of corporate aircraft for personal travel to be a security measure for the Company’s benefit, and not a perquisite for Mr. Pera’s benefit, the aggregate incremental costs to the Company related to any use of the corporate aircraft for personal travel (and any related FICA tax reimbursement) is reported as compensation to Mr. Pera in the “All Other Compensation” column in the Company’s Summary Compensation Table.

Stock ownership guidelines. We do not currently have stock ownership guidelines.

Consideration of Say-on-Pay Vote Results. The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation once every two years (a “say-on-pay proposal”). Accordingly, the next “say-on-pay” advisory vote will occur at our 2024 Annual Meeting. The compensation committee will continue to consider the results of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Compensation Approaches

Compensation Committee. The compensation committee of our Board has overall responsibility for recommending to our Board the compensation of our Chief Executive Officer and determining the compensation of our other executive officers. Members of the committee are appointed by our Board. Currently, the committee consists of three members of our Board, Messrs. Arrindell, Sege and Torres. Our Board determined that each member of our compensation committee was and remains a “nonemployee” director for purposes of Rule 16b-3 under the Securities Act of 1934, as amended, or the Exchange Act and an “independent director” as that term is defined under the rules of the NYSE.

The fundamental responsibilities of our compensation committee are:

•to provide oversight of our compensation policies, plans and benefit programs including reviewing and making recommendations to our Board regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and our Board;
•to review and determine all compensation arrangements for our executive officers (including our Chief Executive Officer) and to allocate total compensation among the various components of executive pay;
•to review and approve all equity compensation awards to our executive officers (including our Chief Executive Officer); and
•to oversee and direct our equity compensation plans, as applicable to our employees, including executive officers.
The compensation committee has the authority to engage the services of outside consultants pursuant to the committee’s charter.

In determining each executive officer’s compensation, our compensation committee will review our corporate financial performance and financial condition and assess the performance of the individual executive officer. The evaluation of individual performance is conducted by the compensation committee in the case of the Chief Executive Officer, and by the Chief Executive Officer in the case of other executives. The Chief Executive Officer meets with the compensation committee to discuss executive compensation matters and to make recommendations to the compensation committee with respect to other executives. The compensation committee may modify individual compensation components for executives other than the Chief Executive Officer after reviewing the Chief Executive Officer’s recommendations. The compensation committee is not bound to, and may not always accept, the Chief Executive Officer’s recommendations. The compensation committee also reviews the Chief Executive Officer’s performance and confers with the full board of directors (excluding the Chief Executive Officer). The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards for all of our executive officers. In addition, it is the committee’s practice to consult with the independent members of our Board prior to making material changes to our compensation policies.

Although we may make many compensation decisions in the first quarter of the fiscal year, the compensation evaluation process is ongoing. Compensation discussions and decisions are designed to promote our fundamental business objectives and strategy. Evaluation of management performance and rewards are performed annually or more often as needed. The compensation committee has the discretion to adjust a component of compensation during the year in the event that it determines that circumstances warrant.

Generally, we have granted options and RSUs following an executive officer’s start date. However, this practice may vary depending on the specific facts and circumstances of each hire. The initial grants to each executive officer were principally based on the prevailing range of initial grants to our other executives with consideration given to the nature of the job and the individual’s experience, as well as the current market conditions relating to equity ownership of officers in similar positions at similarly situated companies. Our compensation committee does not have any specific policy regarding the timing of equity awards and, under certain circumstances, such awards may be made regularly to our executive officers on an annual basis.

Severance Compensation and Termination Protection
See the sections entitled “-Employment Agreements” or “-Potential Payments upon Termination or Change of Control” for a description of agreements with, and the tables setting forth, the potential severance to be made to each named executive officer and definitions of key terms under these agreements.

Accounting and Tax Considerations

In August 2018, the Internal Revenue Service (IRS) issued guidance with respect to the changes made by the Tax Cuts and Job Act (“TCJA”) to the rules under code Section 162(m), which limits the federal tax deduction of compensation paid in any fiscal year to the Chief Executive Officer, Chief Accounting Officer, and the three other most highly compensated officers. The TCJA expands the number of individuals covered by code Section 162(m) and eliminates the Section 162(m) “performance-based compensation” exception for taxable years beginning after December 31, 2017, except for otherwise qualified compensation payable pursuant to a written binding contract in effect on November 2, 2017 that is not subsequently materially modified in any material respect on or after such date.

While the compensation committee cannot predict how the deductibility limit may impact our compensation program in future years, the compensation committee intends to maintain an approach to executive compensation that strongly links pay to performance. In addition, while the compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, the compensation committee intends to consider tax deductibility under Section 162(m) as a factor in compensation decisions.

Compensation Committee Report

The following report of the compensation committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis, as required by Item 402(b) of Regulations S-K, with our management. Based on this review and these discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in our annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted by the members of the compensation committee of our Board:
Brandon Arrindell (Chairman)
Ronald A. Sege
Rafael Torres

Fiscal 2022 Summary Compensation Table

The following table provides information regarding the compensation of our principal executive officer, principal financial officer, and our other most highly compensated person serving as an executive officer as of June 30, 2022. We refer to these executive officers as our “named executive officers.”

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	All Other Compensation (2)(3)	Total Compensation
Robert J. Pera	2022	$—	$—	$—	$—	$478,907	$478,907
Chief Executive Officer	2021	—	—	—	—	118,629	118,629
	2020	—	—	—	—	3,698	3,698

Kevin Radigan	2022	420,000	100,000	197,451	—	5,200	722,651
Chief Accounting and Finance Officer	2021	420,000	100,000	212,548	—	5,025	737,573
	2020	420,000	100,000	181,792	—	4,850	706,642

(1)	The amounts in this column represent the aggregate grant date fair value of the RSUs or option awards, as applicable, computed in accordance with FASB Topic ASC 718. See the Notes to Consolidated Financial Statements contained in our Annual Report for fiscal 2022 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our RSUs and stock options. For additional information, refer to the footnotes of our Consolidated Financial Statements contained in our Annual Report for fiscal 2022 for the assumptions made in the valuation of the RSUs and option awards. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by named executive officers.
(2)	For Mr. Radigan, amounts under this column for fiscal years 2022, 2021 and 2020 consisted of only employer contributions for 401(k) plan.
(3)	For Mr. Pera, the amount reported reflects incremental costs for personal use of the Company airplane and is determined by calculating an hourly variable rate (e.g., landing, parking and flight planning fees, fuel expenses based on a rolling average cost per flight, catering, crew travel and other miscellaneous variable costs) for the aircraft and then multiplying the result by the hours flown for personal use and any flight hours for plane repositioning (or “deadhead”) flights associated with personal use of the Company airplane. The amount does not include the fixed costs that do not change based on usage, such as crew salaries and hangar storage costs. In addition, family members and guests of Mr. Pera may occasionally accompany him on business travel on the Company airplane at no or de minimis incremental cost to us. Amount reported also includes reimbursements of FICA taxes related to Mr. Pera’s personal use of Company airplane, which were $61,121 for fiscal 2022, $2,283 for fiscal 2021 and $21 for fiscal 2020.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we have prepared the ratio of annual total compensation of our Chief Executive Officer, to the annual total compensation of the median employee of the Company. The pay ratio included in this information is a reasonable estimate calculated in a consistent manner with Item 402(u) of Regulations S-K

For fiscal year 2022, the total compensation for the median employee of the Company was $55,929. For fiscal year 2022, our Chief Executive Officer, Mr. Pera did not receive compensation from the Company, other than the incremental costs for personal use of the Company airplane of $478,907. As such, for the fiscal year ended June 30, 2022, the ratio of the annual total compensation of the CEO to the annual total compensation of our median employee was approximately 8.56 to 1.

Because there has been no significant change in our employee population or employee compensation arrangements since the median employee was identified in fiscal 2021, the median employee that was used for purposes of calculating the CEO pay ratio for fiscal 2022 is the same employee that we identified for disclosure for fiscal 2021.

The median employee was identified by reviewing the consistently applied compensation measure of annual cash base salary, per payroll records, for all Ubiquiti employees, including its consolidated subsidiaries, as of June 30, 2021, which was the last pay period for the 2021 fiscal year. Any salaries denominated in foreign currencies were translated to U.S. dollars at the corresponding exchange rate as of June 30, 2021. We used the annual cash base salary as our consistently applied compensation measure as it represents the primary compensation component paid to all of our employees each fiscal year and is the one pay component that has a similar definition and is reported in a similar manner globally. All of the Company’s full time and part time employees were included in the calculation and adjustments were made to annualize base salary for any employees not employed by Ubiquiti for the entire fiscal year or any unpaid leave during the fiscal year. Mr. Pera was excluded from the calculation of median employee for the purposes of this determination.

After identifying the median employee based on the criteria described above, the total compensation for this employee was calculated using the same methodology that was used in the 2022 Summary Compensation Table. Total compensation during 2022 for this employee includes base salary.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. As such, the pay ratio reported by other companies may not be comparable to the pay ratio as reported above.

Grants of Plan-Based Awards for Fiscal 2022

The following table provides information regarding grants of plan-based awards to each of our named executive officers during fiscal 2022.

Name	Grant Date	Stock Awards (#)(1)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Kevin Radigan	8/20/2021	639	—	—	$197,451
Robert J. Pera	—	—	—	—	—
(1) Represents an award of RSUs, whereby the shares subject to the award vest with respect to 25% of the shares on each anniversary of July 1, 2022.
(2) Represents grant date fair value computed in accordance with FASB Topic ASC 718.

Outstanding Equity Awards at June 30, 2022

The following table presents certain information concerning outstanding equity awards held by each of our named executive officers at June 30, 2022.

	Stock Awards (1)
Name	Number of Shares that Have Not Vested (#)	Market Value of Shares That Have Not Vested ($) (2)
Kevin Radigan	2,867	$711,618
Robert J. Pera	—	—

(1)	All stock awards listed in this outstanding equity awards table were granted under our 2010 Plan.
(2)	The market value of securities reflected in this table is based upon the closing price of the common stock on June 30, 2022, which was $248.21 per share.

Option Exercises and Stock Vested in Fiscal 2022

The following table presents certain information concerning the exercise of stock options and the vesting of stock awards held by our named executive officers during fiscal 2022.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kevin Radigan	1,265	$396,058
Robert J. Pera	—	—

Pension Benefits & Nonqualified Deferred Compensation

We do not provide a pension plan for our employees and no named executive officers participated in a nonqualified deferred compensation plan during fiscal 2022.

Employment Agreements

We currently have an employment agreement with Mr. Radigan. The employment agreement provide for at will employment, base salary, term of the agreement, eligibility to participate in any of our bonus plans or programs, standard employee benefit plan participation and eligibility to receive stock option grants. The employment agreement contains certain severance benefits in favor of the executives.

Kevin Radigan. Mr. Radigan has served as our Chief Accounting Officer since May 2016. In March 2016, we entered into an employment agreement with Mr. Radigan. In fiscal 2019 Mr. Radigan’s title changed to Chief Accounting and Finance Officer. The agreement set forth an initial annual base salary of $350,000, which was increased by our compensation committee to $367,500 in July 2017, and an annual target bonus equal to $100,000. On July 1, 2018, Mr. Radigan’s base salary increased to $400,000 and subsequently increased again to $420,000 on July 1, 2019. The agreement provided that Mr. Radigan was an at-will employee and his employment may be terminated at any time by us or Mr. Radigan. In addition, Mr. Radigan is entitled to severance benefits upon termination of employment as described below under “- Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

We currently have employment agreements with Mr. Radigan, our Chief Accounting and Finance Officer. The description and table that follow describe the payments and benefits that may be owed by us to these named executive officers upon our named executive officer’s termination under certain circumstances.

Employment Agreement with Mr. Radigan

The employment agreement with Mr. Radigan provides that, if we terminate Mr. Radigan other than for Cause (as defined below), or if Mr. Radigan terminates his employment for Good Reason (as defined below), Mr. Radigan will continue to receive his then-effective base salary during a six-month severance period (collectively, the “severance payment”), less applicable withholding and deductions, subject to certain reductions and conditions set forth in his employment agreement. In order to receive the severance payment, Mr. Radigan is obligated to provide us with an executed release of claims.

For the purpose of the employment agreement with Mr. Radigan, “Cause” means:

a.intentional and material dishonesty in the performance of the executive’s duties for the Company;
b.conduct (including conviction of or plea of nolo contendere to a felony) which has a direct and material adverse effect on the Company or its reputation;
c.material failure to perform the executive’s reasonable duties or comply with his obligations under the employment agreement or the Company’s confidential information and invention assignment agreement after receipt of written notice specifying the failure, if the executive does not remedy that failure within 10 days of receipt of written notice from the Company, which notice will state that failure to remedy such conduct may result in termination for Cause; or
d.an incurable material breach of the Company’s confidential information and invention assignment agreement, including, without limitation, theft or other misappropriation of the Company’s proprietary information.
For the purpose of the employment agreement with Mr. Radigan, “Good Reason” means, without his consent:

a.a material reduction of the executive’s duties, position or responsibilities;
b.a more than 10% reduction by the Company in the executive’s base salary as in effect immediately prior to such reduction (other than temporary reductions generally applicable to senior executives of the Company);
c.any material breach of Mr. Radigan’s employment agreement by the Company; or
d.any office relocation to a location that is more than 50 miles further from the executive’s primary residence.
The following table shows the amounts Mr. Radigan would have received in the event of his employment is terminated by the Company without Cause or if Mr. Radigan terminates his employment with the Company for Good Reason, assuming the termination took place on June 30, 2022, the last business day of our most recent completed fiscal year. Mr. Radigan’s employment agreement does not provide any change of control payments.

Name	Benefits	Involuntary Termination
Kevin Radigan	Severance Payment (Salary)	$210,000	(1)

(1)	The severance payment amount for Mr. Radigan would be divided into 6 equal monthly payments if the executive officer were terminated without Cause or if the Mr. Radigan resigned for Good Reason.

EQUITY COMPENSATION PLAN INFORMATION

The following chart sets forth certain information as of June 30, 2022, with respect to our equity compensation plans, specifically our 2020 Equity Incentive Plan, or the 2020 Plan, the 2010 Equity Incentive Plan, or the 2010 Plan and the 2005 Equity Incentive Plan, or the 2005 Plan. The 2020 Plan, 2010 Plan, and the 2005 Plan have been approved by our stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	55,486	(4)(5)	$10.77	4,968,708
Equity compensation plans not approved by security holders	—		—	—
Total	55,486		$10.77	4,968,708

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding awards of RSUs.
(2)	The weighted-average remaining contractual term of the company’s outstanding options as of June 30, 2022 and 2021 were 0.37 and 1.29 years, respectively.
(3)	Includes shares reserved for issuance under the 2020 Plan.
(4)	This number includes 28,818 shares subject to outstanding awards granted under the 2020 Plan, of which all shares were subject to outstanding RSU awards and also includes 26,668 shares subject to outstanding awards granted under the 2010 Plan, of which 2,112 shares were subject to outstanding options and 24,556 shares were subject to outstanding RSU awards.
(5)	There were no outstanding options outstanding under the 2005 or 2020 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

As provided by the audit committee charter, the audit committee of our Board must review and approve any related party transaction. Furthermore, approval should be obtained prior to entering into the transaction when the audit committee is aware of such transaction. All of our directors, officers and employees are required to report to the audit committee any related party transaction prior to entering into the transaction. During fiscal 2022, no related party transactions arose.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT RELATED STOCKHOLDER MATTERS

The following table sets forth certain information as of October 19, 2022, as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our current named executive officers listed in the Summary Compensation Table, (3) each of our directors and nominees and (4) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, New York 10017.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of common stock beneficially owned is based on 60,428,811 shares outstanding as of October 19, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after October 19, 2022 and RSUs that will vest within 60 days after October 19, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Named Executive Officers and Directors:
Robert J. Pera (1)	56,278,181	93%
Kevin Radigan	2,218	*
Ronald A. Sege	0	N/A
Rafael Torres	10,000	*
Brandon Arrindell	0	N/A
All directors and executive officers as a group (5 persons)	56,290,399	93.2%

*	Amount represents less than 1% of our common stock.
(1)	As previously disclosed, Mr. Pera has entered into arrangements under which he has pledged up to 25% of the shares of common stock that he beneficially owns to secure loans with financial institutions. Mr. Pera had also indicated these loans have or will have various requirements to repay all or portion of the loan upon the occurrence of various events, including when the price of common stock goes below certain specified levels. Mr. Pera may need to sell shares of our common stock to meet these repayment requirements. Upon a default under one or more of these loans, the lender could sell the pledged shares into the market without limitation on volume or manner of sale. Sales of shares by Mr. Pera to reduce his loan balance or the lenders upon foreclosure are likely to adversely affect our stock price.

ANNUAL REPORT

Our Annual Report on Form 10-K, which includes our annual financial statements and any schedules thereto for the year ended June 30, 2022, is available on the investor relations portion of our website https://ir.ui.com/financial/sec-filings. You may also obtain a free copy upon written request addressed to: Ubiquiti Inc., 685 Third Avenue, 27th Floor, New York, NY 10017, Attn: Investor Relations.

OTHER MATTERS

We are not aware of any other matters to be submitted at the 2022 Annual Meeting. If any other matters properly come before the 2022 Annual Meeting, it is the intention of the persons named in the proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to such other matters is granted by a properly submitted proxy.

It is important that your shares be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as instructed on the proxy card you received, via the Internet or by telephone as promptly as possible to ensure your vote is recorded.

The Board of Directors

New York, New York
October 26, 2022

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UI2022**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D91915-P80561 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

UBIQUITI INC.

The Board of Directors recommends you vote FOR the following Class II director nominee:

1. Election of a Director

Nominee:	For	Withhold
1a. Ronald A. Sege	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as Ubiquiti's independent registered public accounting firm for the fiscal year ending June 30, 2023.	☐	☐	☐
3. The approval of Ubiquiti's named executive officer compensation, on an advisory and non-binding basis.	☐	☐	☐

NOTE: In their discretion, each proxyholder is authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting:
The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

D91916-P80561

UBIQUITI INC.
Virtual Annual Meeting of Stockholders
December 8, 2022 10:00 AM, EST
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of UBIQUITI INC., a Delaware corporation, hereby appoint(s) each of Hartley Nisenbaum and Kevin Radigan, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of UBIQUITI INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM, EST on December 8, 2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THIS PROXY IS SIGNED, BUT NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Continued and to be signed on reverse side